UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Ramaco Resources, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900

Lexington, Kentucky 40507

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	METC	NASDAQ Global Select Market
9.00% Senior Notes due 2026	METCL	NASDAQ Global Select Market
Class B Common Stock, $0.01 par value	METCB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this "Amendment")amends the Current Report on Form 8-K filed by Ramaco Resources, Inc. (the "Company") with the U.S. Securities and Exchange Commission on June 29, 2023 (the "Original Form 8-K") relating to the Annual Meeting of Shareholders of the Company held on June 27, 2023 (the "Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future advisory votes on executive compensation. Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07	Submission Of Matters To A Vote Of Security Holders

As previously reported in the Original Form 8-K, a non-binding advisory vote was conducted on the frequency of executive compensation votes. The Company’s Board of Directors (the “Board”) recommended advisory executive compensation votes on an annual basis, and a majority of the shares were voted for annual advisory votes. The Board has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on executive compensation until the next advisory vote regarding the frequency of executive compensation votes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ramaco Resources, Inc.

By:	/s/ Randall W. Atkins
Name: Randall W. Atkins
Title: Chairman and Chief Executive Officer

Date: July 31, 2023